EXHIBIT 5.1

Suite 2800, 1100 Peachtree Street

Atlanta, GA 30309-4528

t 404 815 6500 f 404 815 6555

June 13, 2013

The Dun & Bradstreet Corporation

103 JFK Parkway

Short Hills, NJ 07078

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for The Dun & Bradstreet Corporation, a Delaware corporation (the “Company”), in the preparation and filing of a registration statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) relating to the registration by the Company of deferred compensation obligations of the Company up to $30,000,000 (the “Deferred Compensation Obligations”), which represent unsecured obligations to pay deferred compensation in the future in accordance with The Dun & Bradstreet Corporation Key Employees’ Nonqualified Deferred Compensation Plan (the “Plan”).

In connection with the preparation of the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof; (ii) the Plan; (iii) the Restated Certificate of Incorporation of the Company; (iv) the Fourth Amended and Restated Bylaws of the Company, as amended; (v) certain resolutions of the Board of Directors of the Company, or committees thereof; (vi) such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others as we have deemed relevant; and (vii) such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(a) the opinion below assumes that the creation of the Deferred Compensation Obligations and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

ATLANTA AUGUSTA CHARLOTTE DENVER LOS ANGELES NEW YORK RALEIGH SAN DIEGO SAN FRANCISCO

SEATTLE SHANGHAI SILICON VALLEY STOCKHOLM TOKYO WALNUT CREEK WASHINGTON WINSTON-SALEM

(b) the validity or enforcement of the Plan and the Deferred Compensation Obligations may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Plan or the Deferred Compensation Obligations.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be binding obligations of the Company, enforceable in accordance with their terms.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission promulgated thereunder.

Sincerely,

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ David M. Eaton
David M. Eaton, a Partner